UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2008 (April 11, 2008)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 11, 2008, the Kaman Corporation Board of Directors' Personnel and Compensation Committee approved a relocation management agreement between the company and Cartus Corporation in order to assist Mr. Neal J. Keating, the company's Chairman, CEO and President with relocation of his family to Connecticut. Specifically, Cartus will purchase Mr. Keating's current principal residence from him for its appraised value (as determined under the agreement) and will thereafter be responsible for its sale. If the residence is sold for a price less than its appraised value, the company will be responsible to pay Cartus the difference between the appraised value and the sale price.  Mr. Keating joined the company in September 2007.

The Relocation Management Agreement is attached as Exhibit 10.1 to this report and this description is qualified in its entirety by reference to the agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1  Relocation Management Agreement between Kaman Corporation and Cartus Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: April 14, 2008

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit 10.1	Relocation Management Agreement between Kaman Corporation and Cartus Corporation.